Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


 The Board of Directors
 Hasbro, Inc.:

 We consent to use of our reports included or incorporated by reference in the Hasbro, Inc. Annual Report on Form 10-K for the fiscal year ended December 27, 1998, which is incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                               /s/ KPMG LLP

 Providence, Rhode Island
 December 6, 1999